JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

     The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Schein Pharaceutical, Inc. dated as of June 15, 1998 is, and any amendments thereto (including any amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated: June 15, 1998

                                   By:  /s/ Irving Shafran
                                      ----------------------------
                                        Name: Irving Shafran
                                        Title: Trustee

                                   By:  /s/ Judith Shafran
                                      ----------------------------
                                        Name: Judith Shafran
                                        Title: Trustee

                                   By:  /s/ Robert D. Villency
                                      ----------------------------
                                        Name: Robert D. Villency
                                        Title: Trustee

                              Page 9 of 9 pages